EXHIBIT 99.1

Capitol Bancorp Center 200 Washington Square North Lansing, MI 48933 2777 East Camelback Road Suite 375 Phoenix, AZ 85016 www.capitolbancorp.com
Analyst Contact: Media Contact:	Michael M. Moran Chief of Capital Markets 877-884-5662 Stephanie Swan Director of Shareholder Services 517-372-7402

CAPITOL BANCORP REPORTS THIRD QUARTER RESULTS;
ANNOUNCES SPECIAL PROVISIONING TO STRENGTHEN BALANCE SHEET;
MICHIGAN STRATEGIC INITIATIVES UNDERWAY

3RD QUARTER 2008 HIGHLIGHTS
•	Assets Exceed $5.4 Billion
•	Total Capital in Excess of 12% of Total Assets and Strong Support
as Measured by Traditional Risk-Based, Leverage and Tier 1 Ratios
•	Controlled Organic Growth at Younger Affiliates Drives Annual Expansion in Assets (17%), Loans (16%) and Deposits (17%)

LANSING, Mich. and PHOENIX, Ariz.: October 16, 2008: Capitol Bancorp reported today a major restructure of its 13 bank Michigan operation and an aggressive initiative to meet the significantly weakened condition of the Michigan market.  First, Capitol will undertake three mergers of Michigan banks, reducing the number from 13 to 9 separate banking institutions.  Second, Capitol, driven by its strong balance sheet, has accelerated the identification and resolution of weakened credits held by various banks, primarily in the Michigan market.

Capitol reported a third quarter net loss of $32.5 million and assets exceeding $5.4 billion.  The net loss per diluted share for the quarter was $1.90, in contrast to earnings of $0.35 per diluted share reported in the third quarter of 2007.

Capitol’s Chairman and CEO Joseph D. Reid said, “Capitol’s core capital ratios remain strong following these actions in spite of the current state of the financial markets in general.  The most recently reported leverage, tier 1 and total risk-based capital ratios of 12.4%, 13.4% and 14.6%, respectively, demonstrate the strength of our balance sheet.  In light of current economic conditions in Michigan, where approximately 60 percent of our nonperforming loans are situated, we have re-evaluated our potential exposure and put in place a plan to address potential troubled Michigan assets.”

Building Balance Sheet Strength
During the third quarter of 2008, Capitol continued its efforts to fortify its balance sheet in the wake of significant market turmoil and uncertainty.  Reserve building at affiliate banks,

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particularly those domiciled in Michigan, served to increase the Corporation’s allowance for loan losses to approximately 2.1 percent of total portfolio loans, from the 1.4 percent level at June 30, 2008.  In addition, this effort included a special $25 million provision recorded at Capitol to position the Corporation as it carefully assesses the implications and impact of declining property values.  “We have increased our provisioning approximately $45 million on a linked-quarter basis to both further fortify the balance sheets at our affiliates while providing additional strength and resources at the Corporation as we manage our operations in these uncertain times,” added Chairman Reid.  “We believe these efforts, coupled with recent moves to augment our already strong double-digit capital levels, will best position Capitol to both capitalize on attractive opportunities in the sector while weathering current turmoil on the economic landscape.”

Michigan Strategic Initiatives
In tandem with Capitol Bancorp’s system-wide efforts to marshal resources, preserve capital and strengthen its 17-state family network of community banks, strategic initiatives are currently being implemented within the Corporation’s Michigan footprint.  These initiatives are expected to generate operational efficiencies that will aggregate approximately $3.3 million annually beginning in the fourth quarter of 2008 and a $2.5 million one-time restructuring charge has been incurred for the quarter ended September 30, 2008.  In response to the difficult economic landscape that currently grips Michigan, Capitol is pursuing a plan for the continuation of separate charters in certain long-standing markets as well as the select “regionalization” of some of its affiliates to capitalize on the collective strengths of their respective operations.

The original three members of the Capitol family, together with a fourth affiliate launched more than a decade ago, will continue to operate as individually-chartered and independently-operated affiliates under the traditional Capitol Bancorp model.  These organizations are Lansing-based Capitol National Bank (total assets of $225 million), Ann Arbor Commerce Bank ($365 million), Brighton Commerce Bank ($120 million) and Portage Commerce Bank ($220 million).  Total assets for these four affiliates currently aggregate in excess of $900 million, or more than 50 percent of the roughly $1.7 billion of Michigan presence for Capitol.  “These four affiliates reflect the optimal relationship-driven orientation of our traditional de novo development model that we expect to see materialize over an extended period of time with each of our institutions as they mature,” commented Chairman Reid.  “Consequently, every effort has been made to preserve the deep roots and strong community ties cultivated by each of these organizations.”   In addition, Capitol also operates seven other wholly-owned Michigan-based affiliates, with four institutions domiciled on the west side of the state, and three community banks conducting business in Southeast Michigan.  Capitol also has a controlling interest in two additional minority-owned institutions, Bank of Auburn Hills and Bank of Michigan.  Currently, total assets for these nine organizations are fairly evenly split between the east and west sides of the state, at approximately $400 million each.  Said Reid, “We are implementing our ‘regionalization’ strategy to capitalize on operating efficiencies existent in each of the underlying franchises.  In the process, we believe we will be well-positioned over the long term to create a profitable and attractive platform for other community banks that may be seeking to align with a larger, well-capitalized, resource-laden partner.”

On the west side of Michigan, Grand Haven Bank ($120 million) will combine with Muskegon Commerce Bank ($85 million), and Grand Rapids-based Kent Commerce Bank ($85 million) will merge with Paragon Bank & Trust ($100 million) in Holland.  All back-office and operational activities for the four institutions will continue to be consolidated at Capitol, while

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additional formerly independent activities (i.e., credit and loan administration) will also be consolidated.  The two resultant institutions will continue to operate in and service the markets of Grand Haven, Muskegon, Grand Rapids and Holland.

On Michigan’s east side, Detroit Commerce Bank ($100 million), Macomb Community Bank ($95 million) and Oakland Commerce Bank ($95 million) will merge into one entity.  “Expected operating efficiencies and enhanced performance will be comparable to the efforts underway for Capitol in Western Michigan and will be commensurate with the current size and scope of these three Southeast Michigan affiliates,” commented Reid.  Both of these merger transactions are subject to regulatory approval.

“Historically, our organization has focused on the development and retention of community banks in multiple markets across the United States,” commented Mr. Reid.  “These strategic initiatives represent a significant step in the Corporation’s ongoing strategy of regional dispersion of Capitol’s affiliates, and directly address the challenging economic climate in the Michigan market.  While these efforts do not immediately mitigate our current exposure to the struggling Michigan economy, they will serve to better harness our resources and allow us to more efficiently allocate capital within these communities.  It is important to note that through the first nine months of 2008, the four wholly-owned organizations that will continue to operate under the traditional, separately-chartered and individually-managed Capitol Bancorp model generated earnings approximating $4.5 million.  The remaining nine that are involved in our Michigan ‘regionalization’ efforts reported a collective loss of more than $11.0 million through the first three quarters of this year.  As with all of our affiliates, our energies remain concentrated on being the provider of choice for community-based financial services that meet the needs of our customers, while delivering compelling bottom-line performance in each of our markets.  Restoration of a fundamentally sound and profitable state-wide operation in Michigan is driving the implementation of these key strategic initiatives.”

Quarterly Performance
Consolidated net operating revenues decreased to approximately $48 million for the third quarter of 2008, compared to approximately $53.8 million reported for the same period in 2007.  The net interest margin, reflecting continued compression in this challenging environment, was 3.3 percent in the third quarter of 2008.  Net interest margin compression was affected by many factors, including recent dramatic rate cuts over the past year by the Federal Reserve, competitive market pricing on both sides of the balance sheet, the impact of elevated levels of nonperforming loans and modestly lower levels of noninterest-bearing demand deposit accounts year-over-year.  Noninterest income decreased marginally year-over-year, although continued positive developments at Capitol’s expanding wealth management affiliates coupled with modestly expanding core fee income sources at its affiliate banks helped to mitigate further softening in mortgage banking revenues.

The net loss for the quarter approximated $32.5 million, compared to net income of approximately $6.0 million reported for the third quarter of 2007.  The significant change in operating results was due to an aggressive restructuring of its operations in Michigan which includes a large provision for loan losses in the third quarter of 2008.  The adoption of the Michigan restructure program and challenges resulting from a weakening national economy, especially felt in the Great Lakes Region, were contributing factors to the increased provision and allowance for loan losses.  As Capitol continues to leverage infrastructure investments made in recent years, operating expenses increased approximately 21 percent year-over-year, tied primarily to the launching of twelve de novo banks during that same period.  The net loss per

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diluted share for the third quarter of 2008 was $1.90, compared to earnings of $0.35 reported in the third quarter of 2007.  The third quarter provision for loan losses increased to approximately $53.8 million versus the $7.9 million for the same period in 2007.

Nine Month Performance
Revenue exceeded $145 million for the nine months ended September 30, 2008, a decrease compared to the approximate $155 million for the year-ago period, as modest increases in consolidated noninterest income were offset by continued margin compression.  The net loss per share was $1.73 for the nine months ended September 30, 2008 compared to diluted earnings per share of $1.08 reported last year.  As with the Corporation’s quarterly performance, provisions for loan losses adversely impacted 2008 results.

Balance Sheet
With total capital resources in excess of $681 million at September 30, 2008, the total capital-to-asset ratio exceeded 12.5 percent, providing solid support for the Corporation’s more than $5.4 billion balance sheet.

Net charge-offs increased to 1.74 percent in the third quarter of 2008 from the 0.60 percent reported in the second quarter of 2008 and 0.45 percent reported for the corresponding period of 2007.  The ratio of nonperforming assets to total assets was approximately 3.4 percent at September 30, 2008 compared to 2.6 percent reported at June 30, 2008.  The allowance coverage ratio of nonperforming loans increased from 67 percent at June 30, 2008 to approximately 77 percent at September 30, 2008, while the allowance for loan losses increased to 2.09 percent of portfolio loans at September 30, 2008 from 1.4 percent at June 30, 2008.  This reserve building, which equated to nearly 3 times charge-offs in the recent quarter, and more than 2 times charge-offs through the first nine months of 2008, should better position the Corporation in these uncertain times.  The Corporation remains disciplined in its approach to portfolio review and analysis and, as a result, the increased third quarter provision for loan losses and resulting allowance for loan losses will aid in the resolution of weakened credits held by various banks, primarily in the Michigan market.

About Capitol Bancorp Limited
Capitol Bancorp Limited (NYSE: CBC) is a $5.4 billion national community bank development company, with a network of 64 separately chartered banks with operations in 17 states.  It is the holder of the most individual bank charters in the country.  Capitol Bancorp Limited identifies opportunities for the development of new community banks, raises capital for and mentors new community banks through their formative stages and provides efficient services to its growing network of community banks.  Each community bank has full local decision-making authority and is managed by an on-site president under the direction of a local board of directors, composed of business leaders from the bank’s community.  Founded in 1988, Capitol Bancorp Limited has executive offices in Lansing, Michigan, and Phoenix, Arizona.

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CAPITOL BANCORP LIMITED
SUMMARY OF SELECTED FINANCIAL DATA
(in thousands, except share and per share data)

	Three Months Ended			Nine Months Ended
	September 30			September 30
	2008	2007		2008	2007

Condensed statements of operations:
Interest income	$75,496	$85,036		$231,136	$244,129
Interest expense	34,457	38,368		105,970	107,238
Net interest income	41,039	46,668		125,166	136,891
Provision for loan losses	53,810	7,890		71,787	15,812
Noninterest income	6,951	7,111		19,993	18,539
Noninterest expense	53,792	44,474		146,385	128,511
Income (loss) before income taxes	(53,227)	6,560		(55,109)	23,239

Net income (loss)	$(32,495)	$5,974		$(29,681)	$18,543

Per share data:
Net income (loss) - basic	$(1.90)	$0.35		$(1.73)	$1.10
Net income (loss) - diluted	(1.90)	0.35		(1.73)	1.08
Book value at end of period	20.37	22.56		20.37	22.56
Common stock closing price at end of period	$19.49	$24.83		$19.49	$24.83
Common shares outstanding at end of period	17,337,000	17,310,000		17,337,000	17,310,000
Number of shares used to compute:
Basic earnings per share	17,145,000	17,096,000		17,144,000	16,919,000
Diluted earnings per share	17,145,000	17,198,000		17,144,000	17,196,000

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2008	2008	2008	2007	2007
Condensed statements of financial position:
Total assets	$5,427,347	$5,340,400	$5,066,683	$4,901,763	$4,654,012
Portfolio loans	4,662,772	4,564,522	4,467,628	4,314,701	4,030,384
Deposits	4,283,561	4,157,634	3,945,754	3,844,745	3,673,950
Stockholders' equity	353,108	385,965	387,433	389,145	390,466
Total capital	$681,154	$707,232	$708,111	$701,473	$689,643

Key performance ratios:
Return on average assets	--	0.05%	0.18%	0.28%	0.53%
Return on average equity	--	0.64%	2.25%	3.48%	6.15%
Net interest margin	3.30%	3.50%	3.62%	4.17%	4.42%
Efficiency ratio	112.09%	98.19%	92.38%	91.23%	82.70%

Asset quality ratios:
Allowance for loan losses / portfolio loans	2.09%	1.40%	1.38%	1.35%	1.31%
Total nonperforming loans / portfolio loans	2.73%	2.10%	1.99%	1.68%	1.31%
Total nonperforming assets / total assets	3.43%	2.63%	2.20%	1.82%	1.42%
Net charge-offs (annualized) / average portfolio loans	1.74%	0.60%	0.49%	0.41%	0.45%
Allowance for loan losses / nonperforming loans	76.78%	66.77%	69.41%	80.03%	100.21%

Capital ratios:
Stockholders' equity / total assets	6.51%	7.23%	7.65%	7.94%	8.39%
Total capital / total assets	12.55%	13.24%	13.98%	14.31%	14.82%

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include expressions such as "expects," "intends," "believes" and "should" which are not necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented due to a variety of internal and external factors. Actual results could materially differ from those contained in, or implied by, such statements. Capitol Bancorp Limited undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

Supplemental analyses follow providing additional detail regarding Capitol's results of operations, financial position, asset quality and other supplemental data.

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CAPITOL BANCORP LIMITED
Condensed Consolidated Statements of Income (Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30		Nine Months Ended September 30
	2008	2007	2008	2007
INTEREST INCOME:
Portfolio loans (including fees)	$73,328	$81,117	$224,897	$231,819
Loans held for sale	145	429	681	1,765
Taxable investment securities	154	188	389	589
Federal funds sold	1,259	2,916	3,480	8,569
Other	610	386	1,689	1,387
Total interest income	75,496	85,036	231,136	244,129

INTEREST EXPENSE:
Deposits	27,149	32,359	84,826	90,955
Debt obligations and other	7,308	6,009	21,144	16,283
Total interest expense	34,457	38,368	105,970	107,238

Net interest income	41,039	46,668	125,166	136,891

PROVISION FOR LOAN LOSSES	53,810	7,890	71,787	15,812
Net interest income after provision
for loan losses	(12,771)	38,778	53,379	121,079

NONINTEREST INCOME:
Service charges on deposit accounts	1,526	1,232	4,316	3,524
Trust and wealth-management revenue	1,791	1,371	4,999	3,525
Fees from origination of non-portfolio residential
mortgage loans	926	1,142	2,910	3,754
Gain on sales of government-guaranteed loans	608	946	1,831	2,296
Gain on sales of other non-portfolio commercial loans	207	-	867	-
Realized gains on sale of investment securities
available for sale	5	-	50	-
Other	1,888	2,420	5,020	5,440
Total noninterest income	6,951	7,111	19,993	18,539

NONINTEREST EXPENSE:
Salaries and employee benefits	29,319	27,816	82,597	80,325
Occupancy	4,968	3,831	13,872	10,880
Equipment rent, depreciation and maintenance	3,821	2,239	9,695	7,471
Other	15,684	10,588	40,221	29,835
Total noninterest expense	53,792	44,474	146,385	128,511

Income (loss) before income taxes (benefit) and
minority interest	(59,612)	1,415	(73,013)	11,107

Income taxes (benefit)	(20,732)	586	(25,428)	4,696
Income (loss) before minority interest	(38,880)	829	(47,585)	6,411

Minority interest in net losses of consolidated
subsidiaries	6,385	5,145	17,904	12,132

NET INCOME (LOSS)	$(32,495)	$5,974	$(29,681)	$18,543

NET INCOME (LOSS) PER SHARE:
Basic	$(1.90)	$0.35	$(1.73)	$1.10

Diluted	$(1.90)	$0.35	$(1.73)	$1.08

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CAPITOL BANCORP LIMITED
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	(Unaudited)
	September 30	December 31
	2008	2007
ASSETS

Cash and due from banks	$216,245	$196,083
Money market and interest-bearing deposits	41,338	26,924
Federal funds sold	233,760	129,365
Cash and cash equivalents	491,343	352,372
Loans held for sale	7,334	16,419
Investment securities:
Available for sale, carried at market value	18,085	14,119
Held for long-term investment, carried at
amortized cost which approximates market value	32,091	25,478
Total investment securities	50,176	39,597
Portfolio loans:
Loans secured by real estate:
Commercial	2,074,254	1,917,113
Residential (including multi-family)	851,509	698,960
Construction, land development and other land	813,420	852,595
Total loans secured by real estate	3,739,183	3,468,668
Commercial and other business-purpose loans	832,669	768,473
Consumer	58,122	48,041
Other	32,298	29,519
Total portfolio loans	4,662,272	4,314,701
Less allowance for loan losses	(97,585)	(58,124)
Net portfolio loans	4,564,687	4,256,577
Premises and equipment	60,000	60,031
Accrued interest income	18,387	19,417
Goodwill and other intangibles	73,428	72,722
Other assets	161,992	84,628

TOTAL ASSETS	$5,427,347	$4,901,763

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Deposits:
Noninterest-bearing	$647,994	$671,688
Interest-bearing	3,635,567	3,173,057
Total deposits	4,283,561	3,844,745
Debt obligations:
Notes payable and short-term borrowings	432,536	320,384
Subordinated debentures	167,342	156,130
Total debt obligations	599,878	476,514
Accrued interest on deposits and other liabilities	30,096	35,161
Total liabilities	4,913,535	4,356,420

MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES	160,704	156,198

STOCKHOLDERS' EQUITY:
Common stock, no par value, 50,000,000 shares authorized;
issued and outstanding: 2008 - 17,337,308 shares
2007 - 17,316,568 shares	273,644	272,208
Retained earnings	80,047	117,520
Undistributed common stock held by employee-
benefit trust	(580)	(586)
Market value adjustment (net of tax effect) for
investment securities available for sale (accumulated
other comprehensive income/loss)	(3)	3
Total stockholders' equity	353,108	389,145

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,427,347	$4,901,763

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CAPITOL BANCORP LIMITED
Allowance for Loan Losses and Asset Quality Data

ALLOWANCE FOR LOAN LOSSES ACTIVITY (in thousands):

	Periods Ended September 30
	Three Month Period		Nine Month Period
	2008	2007	2008	2007
Allowance for loan losses at beginning of period	$63,904	$49,349	$58,124	$45,414

Loans charged-off:
Loans secured by real estate:
Commercial	(2,186)	(843)	(5,630)	(1,139)
Residential (including multi-family)	(2,428)	(1,496)	(5,590)	(2,189)
Construction, land development and other land	(12,128)	(329)	(15,248)	(645)
Total loans secured by real estate	(16,742)	(2,668)	(26,468)	(3,973)
Commercial and other business-purpose loans	(3,753)	(1,849)	(8,051)	(5,038)
Consumer	(73)	(105)	(262)	(316)
Other			(34)
Total charge-offs	(20,568)	(4,622)	(34,815)	(9,327)
Recoveries:
Loans secured by real estate:
Commercial	181	2	899	68
Residential (including multi-family)	130	35	590	163
Construction, land development and other land	17	2	240	16
Total loans secured by real estate	328	39	1,729	247
Commercial and other business-purpose loans	102	119	686	550
Consumer	9	76	74	148
Other				7
Total recoveries	439	234	2,489	952
Net charge-offs	(20,129)	(4,388)	(32,326)	(8,375)
Additions to allowance charged to expense	53,810	7,890	71,787	15,812

Allowance for loan losses at September 30	$97,585	$52,851	$97,585	$52,851

Average total portfolio loans for period ended September 30	$4,617,153	$3,908,625	$4,521,165	$3,726,654

Ratio of net charge-offs (annualized) to average portfolio loans outstanding	1.74%	0.45%	0.95%	0.30%

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CAPITOL BANCORP LIMITED
Selected Supplemental Data

ASSET QUALITY (in thousands):

	September 30 2008	June 30 2008	March 31 2008	December 31 2007
Nonaccrual loans:
Loans secured by real estate:
Commercial	$26,954	$23,379	$21,497	$19,016
Residential (including multi-family)	27,543	17,293	17,094	13,381
Construction, land development and other land	57,864	40,790	36,704	29,756
Total loans secured by real estate	112,361	81,462	75,295	62,153
Commercial and other business-purpose loans	10,144	8,716	7,833	5,782
Consumer	296	137	86	66
Other	17	18	--	84
Total nonaccrual loans	122,818	90,333	83,214	68,085

Past due (>90 days) loans and accruing interest:
Loans secured by real estate:
Commercial	1,434	--	503	113
Residential (including multi-family)	931	1,409	3,407	1,116
Construction, land development and other land	211	3,613	214	2,531
Total loans secured by real estate	2,576	5,022	4,124	3,760
Commercial and other business-purpose loans	1,560	346	1,477	714
Consumer	144	10	23	66
Other	--	--	--	5
Total past due loans	4,280	5,378	5,624	4,545

Total nonperforming loans	$127,098	$95,711	$88,838	$72,630

Real estate owned and other repossessed assets	59,090	44,991	22,601	16,680

Total nonperforming assets	$186,188	$140,702	$111,439	$89,310

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CAPITOL BANCORP LIMITED
Selected Supplemental Data

EPS COMPUTATION COMPONENTS (in thousands):

	Periods Ended September 30
	Three Month Period		Nine Month Period
	2008	2007	2008	2007

Numerator—net income (loss) for the period	$(32,495)	$5,974	$(29,681)	$18,543

Denominator:
Weighted average number of shares outstanding, excluding unvested restricted shares (denominator for basic earnings per share)	17,145	17,096	17,144	16,919

Effect of dilutive securities:
Unvested restricted shares	--	--	--	11
Stock options	--	102	--	266
Total effect of dilutive securities	--	102	--	277
Denominator for diluted earnings per share—
Weighted average number of shares and potential dilution	17,145	17,198	17,144	17,196

Number of antidilutive stock options excluded from diluted earnings per share computation	2,389	1,650	2,389	368

AVERAGE BALANCES (in thousands):

	Periods Ended September 30
	Three Month Period		Nine Month Period
	2008	2007	2008	2007

Portfolio loans	$4,617,153	$3,908,625	$4,521,165	$3,726,654
Earning assets	4,971,600	4,219,128	4,809,042	4,027,031
Total assets	5,379,283	4,550,011	5,182,329	4,339,710
Deposits	4,212,518	3,617,570	4,044,868	3,459,872
Stockholders’ equity	375,914	388,804	383,251	381,482

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Capitol Bancorp’s National Network of Community Banks

Arizona Region:
Arrowhead Community Bank	Glendale, Arizona
Asian Bank of Arizona	Phoenix, Arizona
Bank of Tucson	Tucson, Arizona
Camelback Community Bank	Phoenix, Arizona
Colonia Bank	Phoenix, Arizona
Mesa Bank	Mesa, Arizona
Southern Arizona Community Bank	Tucson, Arizona
Sunrise Bank of Albuquerque	Albuquerque, New Mexico
Sunrise Bank of Arizona	Phoenix, Arizona
Valley First Community Bank	Scottsdale, Arizona
Yuma Community Bank	Yuma, Arizona

California Region:
Bank of Escondido	Escondido, California
Bank of Feather River	Yuba City, California
Bank of San Francisco	San Francisco, California
Bank of Santa Barbara	Santa Barbara, California
Napa Community Bank	Napa, California
Point Loma Community Bank	San Diego, California
Sunrise Bank of San Diego	San Diego, California
Sunrise Community Bank	Palm Desert, California

Colorado Region:
Fort Collins Commerce Bank	Fort Collins, Colorado
Larimer Bank of Commerce	Fort Collins, Colorado
Loveland Bank of Commerce	Loveland, Colorado
Mountain View Bank of Commerce	Westminster, Colorado

Great Lakes Region:
Ann Arbor Commerce Bank	Ann Arbor, Michigan
Bank of Auburn Hills	Auburn Hills, Michigan
Bank of Maumee	Maumee, Ohio
Bank of Michigan	Farmington Hills, Michigan
Brighton Commerce Bank	Brighton, Michigan
Capitol National Bank	Lansing, Michigan
Detroit Commerce Bank	Detroit, Michigan
Elkhart Community Bank	Elkhart, Indiana
Evansville Commerce Bank	Evansville, Indiana
Goshen Community Bank	Goshen, Indiana
Grand Haven Bank	Grand Haven, Michigan
Kent Commerce Bank	Grand Rapids, Michigan
Macomb Community Bank	Clinton Township, Michigan
Muskegon Commerce Bank	Muskegon, Michigan
Oakland Commerce Bank	Farmington Hills, Michigan
Ohio Commerce Bank	Beachwood, Ohio
Paragon Bank & Trust	Holland, Michigan
Portage Commerce Bank	Portage, Michigan

Midwest Region:
Adams Dairy Bank	Blue Springs, Missouri
Bank of Belleville	Belleville, Illinois
Community Bank of Lincoln	Lincoln, Nebraska
Summit Bank of Kansas City	Lee’s Summit, Missouri

Nevada Region:
1st Commerce Bank	North Las Vegas, Nevada
Bank of Las Vegas	Las Vegas, Nevada
Black Mountain Community Bank	Henderson, Nevada
Desert Community Bank	Las Vegas, Nevada
Red Rock Community Bank	Las Vegas, Nevada

Northeast Region:
USNY Bank	Geneva, New York

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Capitol’s National Network of Community Banks – Continued

Northwest Region:
Bank of Bellevue	Bellevue, Washington
Bank of Everett	Everett, Washington
Bank of Tacoma	Tacoma, Washington
High Desert Bank	Bend, Oregon
Issaquah Community Bank	Issaquah, Washington

Southeast Region:
Bank of Valdosta	Valdosta, Georgia
Community Bank of Rowan	Salisbury, North Carolina
First Carolina State Bank	Rocky Mount, North Carolina
Peoples State Bank	Jeffersonville, Georgia
Pisgah Community Bank	Asheville, North Carolina
Sunrise Bank of Atlanta	Atlanta, Georgia

Texas Region:
Bank of Fort Bend	Sugar Land, Texas
Bank of Las Colinas	Irving, Texas

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